Exhibit 99. 1

Investor Contact:	Press Contact:

Steve Kunszabo	Jessica Yingling, Ph.D.
Organovo Holdings, Inc.	Little Dog Communications
+1 (858) 224-1092	+1 (858) 480-2411
skunszabo@organovo.com	jessica@litldog.com

ORGANOVO ANNOUNCES CEO TRANSITION

Taylor J. Crouch Named Chief Executive Officer, Effective April 24, 2017

Keith Murphy to Step Down as Chief Executive Officer, Remains on Board of Directors

SAN DIEGO – April 11, 2017 – Organovo Holdings, Inc. (NASDAQ:ONVO) (“Organovo”), a three-dimensional biology company focused on delivering scientific and medical breakthroughs using its 3D bioprinting technology, today announced that Keith Murphy will be stepping down as chief executive officer to pursue entrepreneurial opportunities, effective April 21, 2017. Organovo’s board of directors has appointed Taylor J. Crouch, previously CEO of eStudySite, a leading investigative clinical research company, to succeed Mr. Murphy as CEO.  Mr. Murphy will remain chairman of the board, and will serve as an advisor to the Company to ensure a seamless transition and offer his counsel and expertise.

Lead director, Kirk Malloy, Ph.D. stated, “On behalf of the board, I want to thank Keith for his many contributions to Organovo and the groundbreaking innovations he helped pioneer. Keith saw the value in 3D bioprinting technology before the market existed, and had the vision to take it from its earliest stages in academic labs, and develop it into a global business with a robust commercial platform and strong IP portfolio. We support Keith’s decision to step down and agree this is the opportune time to bring Taylor on to lead Organovo in its next phase of commercial growth.  We also appreciate his willingness to continue to serve the Company.”

Mr. Murphy said, “I am extremely proud of the progress we have made in the last ten years achieving our vision for Organovo.  Our 3D bioprinted human tissues are a disruptive and game-changing technology.  Founding Organovo and guiding us to our leadership position in 3D bioprinting has been a privilege, and I am extremely grateful to my Organovo colleagues who assisted in building this success, as well as all of our partners and customers. I am a true believer in our existing tissue research services, the potential of our therapeutic liver tissue, and the future opportunities enabled by our platform technology.  The time is right to bring in a CEO with the relevant commercial experience to lead the company into its next stage.  I have great confidence in Organovo’s continued growth and success, and I look forward to working with the board and Taylor over the coming months to ensure that this transition is seamless for all of our stakeholders.”

Mr. Crouch said, “I am excited and honored to succeed Keith as Organovo’s CEO. Keith is an exceptional leader who built Organovo into the strong global company it is today. I look forward to working with the seasoned management team and all my talented new colleagues to further advance 3D human tissue bioprinting technology, advance solutions that benefit patients and drive the commercialization and scale of our business.”

Commenting on Mr. Crouch’s appointment, Dr. Malloy said, “Taylor is uniquely positioned to lead our growing company into its next phase given his significant commercial and operations experience. We are confident that Taylor’s extensive skills and expertise in the biotechnology and life sciences industries align with Organovo’s strategy to capitalize fully on its growth opportunities. The board looks forward to working with Taylor and the management team to execute against our strategy and continuing to create meaningful value for stockholders.”

About Taylor J. Crouch

Mr. Crouch has over 25 years of experience building and leading technology, expertise and product-based companies in the life sciences and biotech industries.  For more than seven years, he has managed and served as an operational investor in a group of leading clinical research site companies.  Specifically, Mr. Crouch served as Chief Executive Officer at eStudySite, a position he held from January 2009 to June 2016; as Executive Chairman of Meridien Research from December 2013 to September 2016; and as a Director of the National Research Institute from September 2011 through July 2016.  He was instrumental in building these three sister companies, and helping them to achieve significant and profitable growth and to become recognized leaders in their respective fields of infectious disease, CNS disorders and metabolic disease.  Prior to this, Mr. Crouch served as Senior Vice President of Operations/President International at Ligand Pharmaceuticals from 2005 to 2007, with responsibilities for new business development, technical operations, international sales and clinical research.  Prior to Ligand, he was President and Chief Operating Officer of Discovery Partners International (NASDAQ: formerly DPII – a large drug discovery services and technology provider).  Earlier in his career, he was Chief Executive Officer of Variagenics (NASDAQ: formerly VGNX – a leading pharmacogenomics company), Senior Vice President of Marketing and Sales at Parexel (a global CRO), and he also held international management positions in new product development and commercialization at Pfizer and Schering Plough.  Mr. Crouch holds a BSE in chemical engineering, cum laude, from Princeton University and an MBA in international marketing and finance from the University of Chicago.

About Organovo Holdings, Inc.

Organovo designs and creates functional, three-dimensional human tissues for use in medical research and therapeutic applications.  The Company develops 3D human tissue models through internal development and in collaboration with pharmaceutical, academic and other partners.  Organovo's 3D human tissues have the potential to accelerate the drug discovery process, enabling treatments to be developed faster and at lower cost.  The Company’s ExVive Human Liver and Kidney Tissues are used in toxicology and other preclinical drug testing.  The Company also actively conducts early research on specific tissues for therapeutic use in direct surgical applications.  In addition to numerous scientific publications, the Company’s technology has been featured in The Wall Street Journal, Time Magazine, The Economist, Forbes, and numerous other media outlets.  Organovo is changing the shape of life science research and transforming medical care.  Learn more at www.organovo.com.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties.  The factors that could cause the Company's actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company's ability to develop, market and sell products and services based on its technology; the expected benefits and efficacy of the Company's products, services and technology; the Company’s ability to successfully complete studies and provide the technical information required to support market acceptance of its products, services and technology, on a timely basis or at all; the Company's business, research, product development, regulatory approval, marketing and distribution plans and strategies, including its use of third party distributors; the Company's ability to successfully complete the contracts and recognize the revenue represented by the contracts included in its previously reported total contract bookings and secure additional contracted collaborative relationships; the final results of the Company's preclinical studies may be different from the Company's studies or interim preclinical data results and may not support further clinical development of its therapeutic tissues; the Company may not successfully complete the required preclinical and clinical trials required to obtain regulatory approval for its therapeutic tissues on a timely basis or at all; and the Company’s ability to meet its fiscal year 2017 outlook and/or its long-range outlook.  These and other factors are identified and described in more detail in the Company's filings with the SEC, including its Annual Report on Form 10-K filed with the SEC on June 9, 2016 and its Quarterly Report on Form 10-Q filed with the SEC on February 9, 2017.  You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made.  These cautionary statements should be considered with any written or oral forward-looking statements that the Company may issue in the future.  Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

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